Exhibit 10.5

SEPARATION AGREEMENT

(Age 40 and over)

This Separation Agreement (this “Agreement”) is entered into by Ashford Hospitality Advisors LLC, a Delaware limited liability company (the “Company”), a wholly-owned subsidiary of Ashford Inc., a Nevada corporation (“AINC” and, together with the Company and all of AINC’s other subsidiaries and affiliates, the “Ashford Entities”), and Justin Coe (the “Employee”). The Company and Employee are sometimes referred to collectively in this Agreement as the “Parties” and individually as a “Party.”

Recitals

WHEREAS, Employee’s employment with the Company will permanently end on November 10, 2026 (the “Separation Date”); and

WHEREAS, to assist Employee’s transition to other employment, the Parties mutually desire to enter into this Agreement to set forth the Company’s offer and Employee’s acceptance of certain benefits in exchange for and conditioned on Employee’s timely execution and return of this Agreement, and Employee’s post-separation obligations set forth below; and

WHEREAS, this Agreement is not being entered into in connection with or in settlement of any claims of alleged discrimination, retaliation, or harassment.

NOW, THEREFORE, in consideration of the mutual promises and undertakings set out below, the sufficiency of which is acknowledged by their signatures below, and intending to be legally bound, the Parties agree as follows:

Agreement

1.            Separation from Employment and Related Matters.

(a)            Separation from Employment. Employee’s employment with the Company and status as a service provider to any of the other Ashford Entities and any entities advised by any of the Ashford Entities and any such advised entities’ affiliates, including without limitation Ashford Hospitality Trust, Inc. (“AHT”) and Braemar Hotels & Resorts Inc. (“BHR”) (together with the Ashford Entities, the “Ashford-Related Entities”), will permanently end on November 10, 2026 (the “Separation Date”).

(b)            Final Pay; Effect on Benefit Plans. Employee will receive his/her base salary through the Separation Date at the time required by applicable law. Nothing in this Agreement affects Employee’s accrued and vested benefits under applicable employee benefit plans, or Employee’s right to continue or convert coverage under certain employee benefit plans, including the Company’s group health plan pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (known as COBRA), at his/her cost and in accordance with the terms of those plans and applicable law.

(c)            No Further Obligations. By his/her signature below, Employee acknowledges and agrees that upon receiving his/her final paycheck, he/she will have received all the compensation, benefits and paid or unpaid leave to which he/she is entitled, and that, except as provided in Section 2 below, he/she will not be entitled to and will not receive any additional compensation (including any bonus), benefits, paid or unpaid leave from any of the Ashford-Related Entities.

SEPARATION AGREEMENT – Page 1

2.            Separation Benefit. In consideration of the General Release in Section 3 and the other promises and undertakings of Employee set out in this Agreement, and contingent on Employee’s full performance of those promises and undertakings, the Company will pay (or cause to be paid) to Employee the following separation benefit (the “Separation Benefit”): (i) $1,500.00 and (ii) an amount in cash equal to all unpaid deferred cash awards granted to Employee by AHT and BHR that have not vested as of the Separation Date, if any (the “Unvested Awards”). The Separation Benefit, less legally required withholdings and deductions, will be paid to Employee by direct deposit or check mailed to Employee’s last address on file with the Company in one lump sum on the Company’s first payroll date that is at least five (5) business days after the Effective Date, but in any event no earlier than November 15, 2026 (defined in Section 10 below). Employee acknowledges and agrees that, upon payment of the Separation Benefit, any and all rights Employee has in the Unvested Awards shall terminate.

3.            General Release and Covenant Not to Sue by Employee.

(a)            In consideration of the Separation Benefit and the other promises and undertakings of the Company set out in this Agreement, and subject to Section 4 below, Employee (for him/herself and anyone claiming through him/her) voluntarily, completely, and unconditionally releases, waives, and forever discharges to the maximum extent permitted by law the Released Parties (defined below) from any and all claims, demands, liabilities, obligations, and causes of action of whatever kind or character, whether vicarious, derivative, or direct, and whether known or unknown (collectively, the “Claims”), that he/she now may have or ever has had in any capacity, individually, or as a member of a class, collective, or representative action, against any of the Released Parties, including any right to initiate or participate in any class or collective action with respect to any Claims that are released by this Agreement, and to the maximum extent permitted by law, covenants not to sue or to file or cause to be filed any legal action in any court with the respect to the Claims.

(b)            The Claims released and waived by this Agreement include without limitation any and all Claims (including for attorneys’ fees): (i) growing out of, resulting from, or connected in any way with Employee’s employment, the ending of his/her employment, or the employment practices of any of the Released Parties; (ii) based on any policy of any of the Ashford-Related Entities, written agreement between Employee and any of the Released Parties, or promise or representation concerning any aspect of the employment relationship or ending of that relationship; (iii) based on any bonus, equity, or other incentive plan or program of any of the Ashford-Related Entities; (iv) based on the common law, such as Claims based on contract or in tort (including for fraudulent inducement), or on any federal, state, or local statutory or constitutional provision that applies or is asserted to apply, directly or indirectly, to his/her employment, the ending of employment, or the employment practices of any of the Released Parties; (v) Claims under any labor or employment practices, employment discrimination, or fair employment practices statute (including without limitation under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 1981, the Age Discrimination in Employment Act (the “ADEA”), the Americans with Disabilities Act, the Family and Medical Leave Act, the Pregnant Workers Fairness Act, the Genetic Information Non-Discrimination Act, the Equal Pay Act, the Fair Labor Standards Act (to the extent permissible by law), the Fair Credit Reporting Act, and the Worker Adjustment and Retraining Notification Act, and state-law counterparts); (vi) for severance pay or benefits not expressly provided for in Section 2 above or additional compensation, paid or unpaid leave of any kind, or payment for accrued but unused paid leave; and (vii) based on any other act, conduct, or omission of any of the Released Parties.

SEPARATION AGREEMENT – Page 2

(c)            The “Released Parties” are: (i) the Company; (ii) AINC; (iii) all the other Ashford-Related Entities; (iv) any parent, subsidiary, or affiliate of the entities named or described in clauses (i)-(iii); (v) any predecessor, successor, or assign of the entities named or described clauses (i)-(iv); and (vi) any current or former, officer, director, partner, shareholder, owner, member, manager, joint venturer, trustee, fiduciary, agent, employee, associate, representative, administrator, employee benefit plan sponsored or maintained by, insurer, or attorney of or for the entities and persons named or described in clauses (i)-(v), in any capacity.

4.            Exceptions to the General Release and Covenant Not to Sue by Employee; Permitted Activities.

(a)            Nothing in this Agreement (including the General Release and Covenant Not to Sue by Employee in Section 3 above and the Confidential Information; Return of Property in Section 6) or any other agreement between Employee and any of the Ashford-Related Entities is intended to or does: (i) waive or release any Claims under the ADEA that may arise after the date Employee signs this Agreement; (ii) waive or release Employee’s right to receive the Separation Benefit or to enforce the terms of this Agreement; (iii) waive or release any right of the Employee to challenge the enforceability of this Agreement if permitted by law; (iv) waive or release any administrative Claims for unemployment compensation or workers’ compensation benefits; (v) waive or release any Claims or rights that cannot by law be released, such as any right to receive an award or “bounty” for information provided to any governmental agency in connection with any protected whistleblowing activity; (vi) prevent Employee from contacting, reporting to, communicating with, responding truthfully to an inquiry from, providing truthful information to, filing a charge or complaint with, cooperating with, making truthful statements under oath in connection with, or otherwise testifying or participating in any investigation, hearing, or other proceeding conducted by or before any federal or state law enforcement, governmental, or regulatory agency or body (such as the U.S. Department of Justice, the Securities and Exchange Commission, the Occupational Safety and Health Administration, the Equal Employment Opportunity Commission, the U.S. Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Commission, the Texas Workforce Commission-Civil Rights Division, another federal or state law enforcement, governmental, regulatory, or fair employment practices agency) regarding possible or alleged violations of law or unlawful acts in the workplace, including discrimination retaliation, or harassment, or pursuant to applicable whistleblower statutes, and doing so in each instance without prior notice to or authorization from the Company or any of the other Ashford-Related Entities; (vii) assisting another in taking any of the actions in clause (vi); (viii) engaging in any other legally protected or concerted activities, including discussing terms, conditions, or benefits of employment with others for the mutual aid or protection of employees; or (ix) making truthful statements or disclosures that are required by applicable law, regulation, or legal process.

SEPARATION AGREEMENT – Page 3

(b)            Employee acknowledges and agrees, however, that by signing this Agreement, he/she is forever waiving any right to recover, and will not request or accept, anything of value directly from any of the Released Parties as compensation, damages, or other individual legal relief growing out of, resulting from, or connected in any way with the Claims being released in the General Release in Section 3 above, other than the Separation Benefit, whether sought directly by him/her or by any administrative agency or other public authority, individual, or group of individuals on his/her behalf. The foregoing does not prevent Employee from accepting an award or “bounty” from any governmental agency in connection with protected whistleblowing activity.

5.            Limited Release of Employee and Covenant Not to Sue.

(a)            In consideration of the General Release and Covenant Not to Sue by Employee in Section 3 above and his/her other promises and undertakings set out in this Agreement, the Company (on behalf of itself and AINC) voluntarily, completely, and unconditionally releases, waives, and forever discharges Employee from any and all Claims that it now may have or ever has had against Employee (including for attorneys’ fees) growing out of, resulting from, or in any way associated with Employee’s employment, or the ending of his/her employment, with the Company excepting, however, any claims for fraud, embezzlement, theft, or other illegal acts, and covenants and agrees not to sue or to file or cause to be filed any legal action in any court with respect to the Claims so released.

(b)            Exceptions to Limited Release of Employee and Covenant Not to Sue; Permitted Activities. Nothing in this Agreement is intended to or does: (i) waive or release the Released Parties’ right to enforce this Agreement or any other agreement between the Parties; (ii) prevent the Released Parties from contacting, reporting to, communicating with, responding truthfully to an inquiry from, providing truthful information to, cooperating with, making truthful statements under oath, or otherwise testifying or participating in any investigation, hearing, or other proceeding being conducted by or before any federal or state law enforcement, governmental, or regulatory agency or body; or (iii) prevent the Released Parties from making truthful statements or disclosures that are required by applicable law, regulation, or legal process.

6.            Confidential Information; Return of Property.

(a)            Acknowledgements Regarding Confidential Information. Employee acknowledges and agrees that: (i) the Ashford-Related Entities are engaged in a highly competitive business; (ii) the Ashford-Related Entities have expended considerable time and resources to develop goodwill with their employees, customers, vendors, and others, and to create, protect, and exploit their Confidential Information (defined below); (iii) the Ashford-Related Entities must continue to prevent the dilution of their goodwill and unauthorized use or disclosure of their Confidential Information to avoid irreparable harm to their legitimate business interests; and (iv) by virtue of his/her position, Employee had access to Confidential Information, the disclosure or unauthorized use of which would irreparably harm the Ashford-Related Entities’ competitive position in the marketplace and dilute their goodwill.

SEPARATION AGREEMENT – Page 4

(b)            Agreements and Representations Regarding Confidential Information. Accordingly, subject to Section 4(a) above, Employee agrees: (i) that all Confidential Information and Property (defined below) shall remain the sole and exclusive property of the Ashford-Related Entities; (ii) to protect and safeguard all Confidential Information; (iii) to hold all Confidential Information in strictest confidence and to not, directly or indirectly, use any such Confidential Information for his/her own or a third-party’s advantage, benefit, or gain; (iv) unless he/she is authorized to do so by an officer, director, or legal counsel for the Company or AINC, not to disclose or divulge any such Confidential Information to any person other than an officer, director, or employee of, or legal counsel for, the Company or AINC; (v) if Employee believes he/she is compelled by law or legal process to disclose or divulge any Confidential Information, to notify the General Counsel of AINC sufficiently in advance of any such disclosure to allow the Ashford-Related Entities the opportunity to defend, limit, or otherwise protect their interests against such disclosure; (vi) not to recreate or attempt to recreate the Confidential Information; and (vii) not to ask, direct, or authorize another to take any action that would be prohibited by this subsection if undertaken by Employee. Employee represents that he/she has not removed, copied, destroyed, defaced, damaged, or deleted any Confidential Information other than in the proper performance of his/her duties as an employee; he/she has not exported any Confidential Information to, or copied, placed, or saved any Confidential Information on, any computer or electronic storage system (such as a USB thumb drive or other external storage device) other than in the proper performance of his/her duties as an employee; and he/she has not forwarded any Confidential Information to a personal email address. The foregoing does not apply to any Confidential Information of BHR used by Employee solely in connection with, and in furtherance of, Employee’s employment with BHR or any of its affiliates.

(c)            Return of Property. Employee represents that he/she has returned (or has made arrangements with the Company to return) to Company Human Resources all property belonging to any Ashford-Related Entity, except for items approved in writing by the Company, in good and working condition, including without limitation: (i) physical property such as computers, monitors, printers and related equipment and identification or access card(s) or badge(s); (ii) access codes or passwords to or necessary to access any Company-provided computer, external hard drive or storage device, any Company documents, and any Ashford-Related Entity’s information or security systems; (iii) physical or electronic documents (and all copies thereof) that contain or include information about any Ashford-Related Entity’s business and operations (including without limitation the Confidential Information as defined below); and (iv) any other physical or electronic documents (and all copies thereof) that he/she received from or sent to any employee of any Ashford-Related Entity, or that he/she otherwise had access to during his/her employment (other than copies of personnel, benefit, or payroll documents concerning only him/her) (collectively, the “Property”). Employee agrees that if he/she later discovers some Property that he/she has not returned, he/she will contact Company Human Resources as soon as possible to make arrangements to return it.

SEPARATION AGREEMENT – Page 5

(d)            “Confidential Information” for purposes of this Agreement means: (i) all material nonpublic information about any of the Ashford-Related Entities or any of the other Released Parties; (ii) any “trade secret,” as defined by federal and applicable state law, of any of the Ashford-Related Entities or any of the other Released Parties; and (iii) all other confidential or proprietary information or trade secrets of or relating to any of the Ashford-Related Entities or any of the other Released Parties and their current, past, future, or prospective owners, investors, business partners, customers, vendors, capital providers, investments, financings, and suppliers, or otherwise provided to any of the Ashford-Related Entities under an obligation or expectation of confidential treatment. “Confidential Information” includes without limitation all documents or information (in whatever form or medium, and all copies thereof whether or not the original was deleted or destroyed) conceived, originated, discovered, or developed in whole or in part by Employee, otherwise disclosed to or obtained by Employee, or to which Employee had access and that concerns or evidences operations; processes; products; business practices; finances; strategies; modes of doing business; performance; development, acquisition, or divestment plans; any proposed business transactions; officers, directors, or shareholders; current or potential investors, capital providers, business partners, customers, vendors, and suppliers; marketing methods; costs; prices; contractual relationships; legal or regulatory status; and Personnel Information. “Personnel Information” for purposes of this Agreement means confidential or personal, personally identifiable information about any current or former employees of any Ashford-Related Entity (such as medical, performance, or disciplinary history, financial, or banking records or information, and non-public contact information); Social Security numbers; compilations of personnel data (such as compensation, payroll, or benefits information, or that otherwise contains personally identifiable information); and performance and capabilities of employees, except as such information pertains solely to Employee. Notwithstanding the foregoing, “Confidential Information” does not mean any information of BHR used by Employee solely in connection with, and in furtherance of, Employee’s employment with BHR or any of its affiliates.

7.            Other Representations, Promises, and Undertakings of Employee.

(a)            Assistance and Cooperation. Employee agrees to provide such assistance as may be reasonably requested by the Company relating to matters in which he/she was involved or had responsibility while employed at the sole cost and expense of the Company or other applicable Ashford Entity. Employee further agrees to cooperate with any of the Ashford Entities, at their request, in all contemplated, pending, and future litigation, regulatory actions, investigations, arbitrations, and/or other fact-finding or adjudicative proceedings, public or private, involving matters for which Employee had some responsibility while employed or about which he otherwise had personal knowledge. This obligation includes meeting with the applicable Ashford Entities or their representatives or attorneys at reasonable times at their request, and providing sworn testimony and statements that are truthful, accurate, and complete. The Company or the other applicable Ashford Entity will reimburse Employee upon submission of substantiating documentation for actual and reasonable out-of-pocket expenses incurred by him/her in fulfilling his/her obligations under this subsection (such as travel or parking expense).

(b)            No Violations. As a material inducement for the Company to enter into this Agreement, Employee represents that: (i) he/she has not committed any act which is in violation of any federal or state law or regulation or the Company’s or any of the other Ashford-Related Entities’ personnel or conduct and ethics policies or which constitutes a breach of fiduciary duty; (ii) he/she has no current, actual knowledge (without any duty to investigate) that any of the Ashford-Related Entities (or their officers, directors or employees) have committed any act which is in violation of any federal or state law or regulation or the Company’s or any of the other Ashford-Related Entities’ personnel or conduct and ethics policies, which constitutes a breach of fiduciary duty, or have acted in a manner which requires corrective action of any kind that has not already been taken; and (iii) he/she has not informed any of the Ashford-Related Entities of, and he/she has no current, actual knowledge (without any duty to investigate) of, any violations of any federal or state law or regulation or the Company’s or any of the other Ashford-Related Entities’ personnel or conduct and ethics policies or breach of fiduciary duty.

SEPARATION AGREEMENT – Page 6

Confidentiality. Subject to Section 4(a) above, Employee agrees to keep confidential and not to disclose (or authorize another to disclose) the existence or terms of this Agreement, except that the foregoing obligation does not include disclosures: (i) to his/her immediate family members, attorney, or tax or financial advisors, if any, provided any such disclosures are made in a confidential manner or setting and limited to the purpose of the disclosure; (ii) to a governmental agency if requested in connection with an investigation or otherwise in the exercise of Employee’s rights under Section 4(a) above; (iii) if compelled by law or valid judicial process; or (iv) as necessary in any legal proceeding to enforce this Agreement.

8.            Non-Disparagement Obligations of the Parties.

(a)            Subject to Section 4(a) above, Employee agrees not to make, or authorize another to make, any statement (oral, written, or electronic) to the media, on social media, or to any “third party” which directly or indirectly impugns the integrity, skills, competence, business, operations, management, prospects, or personnel affairs of any of the Released Parties. “Third party” for purposes of this subsection does not include statements made: (x) to or between Employee and his/her immediate family members, attorney, or tax or financial advisors, if any, in a confidential manner or setting, if such persons have agreed to keep such information confidential; (y) in the exercise of Employee’s rights under Section 4(a) above; or (z) as necessary in any legal proceeding to enforce this Agreement.

(b)            Subject to Section 5(b) above, the Company (on behalf of itself and AINC) agrees that it will not authorize the making of any statement (oral, written, or electronic) to the·media, on social media, or to any “third party” which directly or indirectly impugns the integrity, shills, or competence of Employee. “Third party” for purposes of this subsection does not include statements made (w) made to or between any of the Ashford Entities or any of their personnel; (x) to or between any of the Ashford Entities’ attorneys, accountants, tax or financial, advisors, insurers, or auditors; (y) in the exercise of it or their rights under Section 5(b) above; (z) otherwise made for legitimate business-related purposes (such as may be necessary for the implementation of this Agreement or in connection with a legal filing or business transaction); or (aa) as necessary in any legal proceeding to enforce this Agreement.

9.            Time for Review; Acceptance; Effective Date; Right to Revoke. Employee may accept this Agreement by signing below and returning the signed copy to the attention of Nicole Shanks, Chief Human Resources Officer at 14185 Dallas Parkway, Suite 1150, Dallas, Texas 75254 or to NicoleShanks@RemingtonHotels.com, no later than the close of business on the 45th day after he/she first received the Agreement and the OWBPA Chart. The Agreement will become effective and enforceable eight days after he/she signs and returns it (the “Effective Date”). At any time before the Effective Date, Employee may revoke his/her acceptance of the Agreement by sending written notice of revocation to the attention of Nicole Shanks, Chief Human Resources Officer at 14185 Dallas Parkway, Suite 1150, Dallas, Texas 75254 or to NicoleShanks@RemingtonHotels.com. If Employee does timely revoke his/her acceptance, he will not be entitled to and will not receive the Separation Benefit.

SEPARATION AGREEMENT – Page 7

10.            Acknowledgments. By signing this Agreement, Employee acknowledges and agrees that: (i) he/she has read this Agreement and the OWBPA Chart; (ii) he/she is hereby advised to consult an attorney about the meaning and effect of this Agreement; (iii) he/she has had sufficient time to consider this Agreement and to consult an attorney if he/she wished to do so; (iv) he/she fully understands the meaning and effect of signing this Agreement; (v) he/she is not relying on any written or oral statement or promise from any of the Released Parties that is not set out in this Agreement, but instead is relying on his/her own judgment in consultation with his/her attorney, if any. This Agreement (or the offering or accepting of it) does not in any manner constitute an admission of liability or wrongdoing by Employee or any of the Ashford-Related Entities, and except to the extent necessary to enforce this Agreement, neither this Agreement nor any part of it may be construed as, used, or admitted into evidence in any judicial, administrative, or arbitral proceeding, as an admission of any kind.

11.            Entire Agreement; Choice of Law; Jurisdiction and Venue; Jury-Trial Waiver. The Parties agree that: (i) this Agreement contains and constitutes the entire understanding and agreement between Employee and the Released Parties relating to his/her separation from employment, and supersedes all other agreements and understandings between him/herself and any of the Released Parties related to their employment by the Company and separation therefrom; (ii) this Agreement shall be construed and enforced in accordance with, and is governed by the laws of the State of Texas, without reference to any choice of law principles that would require the application of the law of another jurisdiction; (iii) this Agreement has been negotiated by the Parties; (iv) this Agreement is to be construed as a whole, according to its fair meaning, and not strictly for or against Employee or the Company or the other Released Parties; (v) each will submit and consent to the exclusive jurisdiction, including removal jurisdiction, of the state and federal courts located in Dallas County, Texas for any action or proceeding relating to this Agreement, Employee’s employment by the Company, or the ending of his/her employment; (vi) each hereby waives any objection to such venue; and (vii) the Company (on behalf of itself and the other Ashford-Related Entities and Released Parties) and Employee irrevocably waive the right to trial by jury and agree not to ask for a jury in any such proceeding.

12.            Miscellaneous.

(a)            Non-Assignment. Employee acknowledges and agrees that: (i) he/she has no right to assign or otherwise transfer this Agreement or any of his/her rights or obligations under this Agreement; (ii) he/she has no right to pledge, hypothecate, anticipate, or in any way create a lien upon any payments or other benefits provided under this Agreement; and (iii) no amounts payable under this Agreement shall be assignable in anticipation of payment either by voluntary or involuntary acts, or by operation of law, except by will or pursuant to the laws of descent and distribution.

(b)            Binding Effect; Third-Party Beneficiaries. This Agreement is binding upon the Parties and their successors and assigns, and shall inure to the benefit of the Parties and their successors and assigns. The Released Parties are intended third-party beneficiaries of this Agreement.

(c)            Severability. If any provision (or portion thereof) of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable: (i) then such provision (or portion thereof) shall be considered separate, distinct, and severable from the remaining provisions of this Agreement, and shall not affect the validity or enforceability of such other provisions; and (ii) such invalid or unenforceable provision (or portion thereof) may be made to be enforceable by limitation, then such provision (or portion thereof) shall be enforceable to the maximum extent permitted by law.

SEPARATION AGREEMENT – Page 8

(d)            Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. The delivery of this Agreement in the form of a clearly legible facsimile or electronically scanned version by email shall have the same force and effect as delivery of the originally executed document.

ACCEPTED AND AGREED:

/s/ Justin Coe		November 3, 2026
Justin Coe		Date Signed

ASHFORD HOSPITALITY ADVISORS LLC

/s/ Jim Plohg		November 2, 2026
By:	Jim Plohg	Date Signed
Title:	EVP

SEPARATION AGREEMENT – Page 9